EXHIBIT D


                                FILING AGREEMENT
                                ----------------

         The undersigned, the Reporting Persons named in this Schedule 13D, hereby agree that this Schedule 13D is filed on a combined basis on behalf of each of them and that each Reporting Person is individually responsible for the timely filing of any amendments to this Schedule 13D. Each Reporting Person further agrees that it is responsible for the completeness and accuracy of the information concerning such Reporting Persons, respectively, contained in this
Schedule 13D and that it is not responsible for the completeness or accuracy of the information concerning the other Reporting Persons.

         IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 27th day of February, 2006.

TINICUM CAPITAL PARTNERS II, L.P.

By:  TINICUM LANTERN, L.L.C.

Its:   General Partner


By: /s/ Eric Ruttenberg
    --------------------------------
Name:  Eric Ruttenberg
Title: Co-Managing Member

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:  TINICUM LANTERN, L.L.C.

Its: General Partner


By: /s/ Eric Ruttenberg
    --------------------------------
Name:  Eric Ruttenberg
Title: Co-Managing Member